UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 5, 1998
                           ---------------------------

                       INTEGRATED MEDICAL RESOURCES, INC.

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         (Exact name of registrant as specified in its charter)

Kansas                                0-21427                    48-1096410

(State or other jurisdiction    (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

                 11320 West 79th Street, Lenexa, Kansas  66214

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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (913) 962-7201

                                       N/A

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          (Former name or former address,  if changed since last report.)


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ITEM 5:  Other Events

         On March 5, 1998, Integrated Medical Resources, Inc. (the "Company") entered into a financing arrangement with Kardatzke Management, Inc. ("KMI"), as evidenced in part by a Note Purchase Agreement ("Note Purchase Agreement") and Convertible Note ("Note"). Pursuant to the terms of the Note Purchase Agreement, KMI has loaned the Company $1,600,000 at an interest rate of 8.5%. All payments of principal and interest under the Note are deferred until September 1, 1998. The Note may be converted at the option of KMI into common stock of the Company at the lower of $2.15 per share or the average market price for the 15 days prior to conversion, at any time prior to maturity. If not converted or extended prior to September 1, 1998, the Note shifts to an 18 month, fully amortizing term loan and is no longer convertible.

         In addition, KMI has agreed to provide management consulting services to the Company to assist the Company in the areas of receivables collection, third party reimbursement relationships and strategic planning. The management consulting services end at the Company's option if the Note is converted or shifts to a term loan. KMI will receive an option to purchase 300,000 shares of common stock exercisable at $2.70 per share if certain performance criteria are met prior to April 15, 1999.

         As a part of the financing transaction, KMI also has four options to purchase shares of common stock at increasing share prices and with staggered exercise dates, which, when combined with the conversion of the Note, aggregate 2,300,000 shares. The exercise of each option is dependant on the exercise of the earlier options and the exercise of the first option is dependent on the conversion of the Note.

         Also, upon the conversion of the Note and the investment of an additional $1,000,000 through the exercise of the initial option to purchase common stock, Dr. E. Stanley Kardatzke, a principle of KMI, will join the Company in the capacity of Chief Executive Officer and Chairman of the Board of Directors. In the event that Dr. Kardatzke assumes these positions, he will have a three year employment contract with the Company and receive options to purchase an aggregate of 600,000 shares of common stock at a purchase price of $2.15 per share and vesting over four years.

         The Company has a $1,400,000 loan outstanding from its two major outside investors that is due May 1, 1998. These investors have agreed to convert this loan at the same per share price as the conversion of the KMI loan in the event that KMI converts its loan and exercises its first option to invest an additional $1,000,000 in shares of common stock.



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ITEM 7:  Exhibits

Exhibit                  Description
--------                 -----------

   4(f) Note Purchase Agreement by and between KMI and the Company, dated as of March 5, 1998.

   4(g)                  Convertible Note by the Company in favor of KMI, dated
                         March 5, 1998.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              INTEGRATED MEDICAL RESOURCES, INC.
                                                    (Registrant)


March 20, 1998                                /s/ Beverly O. Elving
                                              ----------------------
                                              Beverly O. Elving
                                              Chief Financial Officer and Vice
                                              President, Finance and
                                              Administration
                                              (Authorized Officer and Principal
                                              Financial and Accounting Officer)


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                                  EXHIBIT INDEX


Exhibit
Number                   Description
-------                  -----------

   4(f) Note Purchase Agreement by and between KMI and the Company, dated as of March 5, 1998.

   4(g)                  Convertible Note by the Company in favor of KMI, dated
                         March 5, 1998.

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